UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2023

Boxed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39817	85-3316188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Broadway, Floor 30
New York, New York 10006
(Address of principal executive offices, including zip code)

(646) 586-5599
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	BOXD	New York Stock Exchange
Warrants to purchase common stock	BOXD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed below under Item 8.01 of this Current Report on Form 8-K, Boxed, Inc. (the “Company”) continues to discuss with its lenders the satisfaction of the milestones of the Forbearance Agreement. In connection with this process, including anticipation of the negotiation of a stalking horse bid, the potential filing of a petition for relief under the United States Bankruptcy Code and in recognition of the importance to the Company of retaining certain key employees to manage the operations and finances of the Company, the board of directors of the Company determined that it was in the best interest of the Company to reinforce and provide incentive for the continued attention and dedication of certain key employees to their duties of employment.

On March 10, 2023, the Company entered into retention agreements (each a “Retention Agreement” and, collectively, the “Retention Agreements”) with certain key employees, including each of Chieh Huang, the Company’s Chief Executive Officer, Mark Zimowski, the Company’s Chief Financial Officer, and Alison Weick, the Company’s President of eCommerce. The Board of Directors previously authorized the Company to enter into retention agreements, upon the recommendation from the Compensation Committee, in order to retain critical talent in an effort to maximize value during a period of significant volatility. Each key employee, including Messrs. Huang and Zimowski and Ms. Weick, that entered into a retention agreement received a lump-sum payment equal to 33.33% of the individual’s annual base salary, less applicable tax withholdings and deductions (each, a “Retention Payment”), provided that such individual must remain continuously employed with the Company through the earlier of (i) June 30, 2023 or (ii) (a) the consummation of a transaction that effectuates a recapitalization or restructuring of a material portion of the Company’s outstanding indebtedness, (b) the acquisition, merger or other business combination pursuant to which a majority of the business, equity or operating assets of the Company is sold, purchased or combined with another entity or company or (c) in the event of a liquidation or dissolution of the Company (collectively, the “Retention Date”). If prior to the Retention Date, a key employee, resigns their employment for any reason, other than due to their death or disability, or they are terminated by the Company for Cause (as defined in the Retention Agreement), the key employee will not earn any portion of the Retention Payment and must repay the entire amount of the Retention Payment (net of tax withholdings) to the Company no later than 30 (thirty) days following the date on which such officer’s employment is terminated. Furthermore, the key employees have elected to waive any cash bonuses earned based on the achievement of individual performance objectives for the fiscal year ended December 31, 2022, as per their employment agreements.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Retention Agreements, a form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

Forbearance Agreement and Liquidity

As previously disclosed, the Company is party to that certain Forbearance Agreement, dated as of March 1, 2023, by and among Boxed, LLC, a Delaware limited liability company (the “Borrower”), the Company and its subsidiaries (collectively with the Borrower, the “Obligors”), the BlackRock affiliated lenders thereunder (the “Lenders”) and Alter Domus (US) LLC, as agent for the lenders (the “Administrative Agent”). The Forbearance Agreement requires the Borrower to satisfy certain milestones, including that: (i) the Borrower deliver to the Administrative Agent and the Lenders a debtor-in-possession budget prepared by the Borrower that is reasonably acceptable to the Required Lenders (as defined in the Credit Agreement), (ii) the Borrower and each other Obligor enter into a binding debt commitment letter and term sheet with the Lenders for a debtor-in-possession financing facility satisfactory to the Administrative Agent and Required Lenders and (iii) the Borrower prepay at least $5,000,000, together with accrued interest and the early prepayment fee due under the Credit Agreement.

The Company continues to have discussions with the Lenders and has not delivered a debtor-in-possession budget acceptable to the Lenders, entered into a binding debt commitment letter and term sheet or made the prepayment, as specified under the terms of the Forbearance Agreement. The Lenders have provided limited extensions for the satisfaction of these milestones to permit the Company and the Lenders to continue their discussions, although the Company may not be able to satisfy the terms of the prepayment at this time. In connection with the foregoing, the Company has implemented cash management strategies, including streamlining operations and headcount reductions.

Further, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of SVB. As of that date, the Company held the majority of its cash deposits and other liquid instruments in SVB accounts. In connection with entering into a lending facility with SVB in June 2014, the Company was obligated to maintain its bank accounts with SVB and continued to do so after such loan was repaid in full in connection with ongoing cash management initiatives and corporate credit card programs with SVB. As of March 13, 2023, the Company has transferred a majority of its cash out of its SVB accounts and is establishing a new commercial banking relationship. The remaining cash balances in its SVB accounts will be used to fund the Company’s near term obligations while it establishes its new commercial banking accounts with the goal of transferring all remaining cash balances to its new commercial banking relationship as soon as practicable. At this time, the successor entity to SVB has confirmed that it is operating as usual, and has communicated to the Company that it intends to honor the letters of credit SVB issued on behalf of the Company that are fully collateralized by funds in the Company’s SVB accounts. The Company is working to secure the funds collateralizing the letters of credit and establishing new letters of credit for the beneficiaries with its new commercial banking relationship.

The Company, with support from its financial advisors Solomon Partners and Cowen, is actively soliciting proposals for the sale of all or substantially all of its assets, as well as other material transactions that would improve its liquidity position. The Company continues to evaluate its options, which may include potentially filing for relief under the U.S. Bankruptcy Code and other strategic alternatives. The Company anticipates filing a Form 12b-25, Notice of Late Filing with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Forbearance Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2022.

Forward-Looking Statements

The disclosure contained in this current report contains forward-looking statements, including statements concerning the Company’s ability to satisfy the terms of the prepayment under the Forbearance Agreement, the Company’s potential filing for relief under the U.S. Bankruptcy Code and other strategic alternatives, the Company’s solicitation of proposals for the sale of all or substantially all of its assets, the successor entity to SVB’s intent to honor its letters of credit and the Company’s potential filing of a Form 12b-25 for the fiscal year ended December 31, 2022. These forward-looking statements are based on the Company’s current expectations and inherently involve risks and uncertainties. The Company’s ability to satisfy the terms of the prepayment under the Forbearance Agreement, the Company’s potential filing for relief under the U.S. Bankruptcy Code and other strategic alternatives, the Company’s solicitation of proposals for the sale of all or substantially all of its assets, the  successor entity to SVB’s intent to honor its letters of credit and the Company’s potential filing of a Form 12b-25 for the fiscal year ended December 31, 2022 could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. Factors that could cause actual results to differ materially from the statements included in this current report include negotiations with the Lenders of the Forbearance Agreement or any default or event of default under the Company’s Credit Agreement. Further information on potential factors that could affect the Company’s business and financial results are included in the Company’s Annual Report on Form 10-K for the year ended on December 31, 2021 and in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxed, Inc.

Date: March 14, 2023	By:	/s/ Mark Zimowski
	Name:	Mark Zimowski
	Title:	Chief Financial Officer